UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — March 3, 2008
Commission File Number 0-22936
CROWN NORTHCORP., INC.
(Exact name of registrant as specified in its charter)

Delaware	22-3172740

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1251 Dublin Road, Columbus, Ohio	43215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 488-1169
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
     On March 3, 2008, the Registrant’s Audit Committee concluded that its financial statements for all periods, beginning with the statements for the period ended December 31, 2003, should no longer be relied upon, because the Registrant’s acquisition by merger (the “Merger”) of Royal Investments Corp., a Delaware corporation (“Royal”) has not technically been completed under applicable accounting standards, including without limitation relevant interpretations of FASB Statement No. 141 “Business Combinations.” The Registrant is also restating its financial statements in order to reflect the Company’s 2004 investment in Crown Northcorp Ltd, an United Kingdom corporation and Royal’s wholly-owned subsidiary (“CNL”), which had previously been eliminated in consolidation under the belief that the Merger had been consummated.
     I. Royal Merger.
     As previously announced, in November, 2003, the Registrant entered into an agreement to acquire Royal by Merger. Royal is wholly-owned by Ronald E. Roark, the Registrant’s Chief Executive Officer and Vice Chairman of its Board of Directors (the “Board”). In connection with the Merger, the Registrant agreed to issue 12,000,000 shares of its Common Stock (following the 2003 Splits described below) to Mr. Roark. In addition, the Registrant announced that on December 31, 2003, all shares of its various series of preferred stock were converted into 19,356,99 shares of Common Stock. The conversion of all the preferred stock and the issuance of shares of Common Stock to Mr. Roark in connection with the Merger would have resulted in the Registrant having outstanding shares of Common Stock in excess of the 30,000,000 authorized under its Restated Certificate of Incorporation. Accordingly, in conjunction with the acquisition of Royal, the Registrant announced its intention to do a one-for-one hundred (1 for 100) reverse stock split and ten-for-one (10 for 1) forward stock split (the “2003 Splits”), effective December 31, 2003.
     The directors of the Registrant at that time unanimously approved the acquisition of Royal and the 2003 Splits, with Mr. Roark abstaining because of his ownership interest in Royal. The Merger and the 2003 Splits required the approval of the Registrant’s stockholders holding a majority of the outstanding shares of Common Stock. Although members of the Board (including Mr. Roark, who would be permitted under Delaware law to vote in favor of the Merger in his capacity as a stockholder) or their affiliates held, at that time, approximately 64% of the Registrant’s issued and outstanding shares of Common Stock prior to the conversion of the various series of preferred stock, formal stockholder approval was not obtained at the time of the unanimous Board action. Consequently, the conversion of the final series of preferred stock and the issuance of 12,000,000 shares of Common Stock to Mr. Roark did not occur in accordance with Delaware law. Rather, the 12,000,000 shares were never issued to Mr. Roark, and were also never recorded as issued on the transfer books of the Registrant.
     The Registrant has obtained from the Board, and expects to obtain from a majority of its stockholders, the requisite approvals for the Stock Splits, the Merger, and the issuance of the 12,000,000 shares of Common Stock to Mr. Roark. In connection with securing these stockholder consents, the Registrant filed, on September 6, 2005, a preliminary Information Statement on Schedule 14C (the “Information Statement”) with the SEC. The intention of the consents is to put the Registrant and its stockholders in a position as close as possible to the position they would have been in on December 31, 2003, had the Registrant complied with all technical requirements necessary to complete the Merger and the 2003 Splits.
     Despite the technical defects noted above, the Registrant took unequivocal steps to manifest the Merger transaction, and has at all times acted as if the Merger was consummated. After becoming aware of the defects, the Registrant and its outside auditor concluded that the Registrant’s consolidated financial statements, as stated in the Registrant’s periodic filings, reflect the Registrant’s actual financial position in the most clear and appropriate manner. Accordingly, the Registrant’s financial statements for all periods, beginning with the period ended December 31, 2003, were prepared as if the Merger and the 2003 Splits had occurred. However, in response to a specific directive from the SEC (based on its comments to the Information Statement), the Audit Committee has determined that the Registrant must now amend the financial statements included in its Forms 10-K for fiscal years 2003 through 2006.

     II. 2004 Investment in CNL.
     The Registrant is also restating its financial statements for the periods ended December 31, 2004 through 2006 to also reflect the Company’s October, 2004 investment in CNL, which had previously been eliminated in consolidation under the belief that the Merger had been consummated. In 2004, CNL was recapitalized by increasing its authorized common shares from 2 to 1000 shares and issuing 498 common shares to the Registrant for approximately $2,011,000. This transaction was initiated to provide CNL with additional working capital.
     This recapitalization of CNL was done under the belief that the Registrant already owned 100% of the share capital of CNL due to the merger with Royal believed to be consummated at December 31, 2003. On Forms 10-KSB’s originally filed for the years ended December 31, 2004 through 2006, this additional investment in CNL by the Registrant was eliminated in consolidation.
     As of October, 2004 CNL and its operating subsidiaries were owned by the Registrant. This “acquisition” has been accounted for using purchase accounting in accordance with SFAS No. 141, Business Combinations. Accordingly, the results of the operations of CNL and its subsidiaries have been reflected in the Registrant’s financial statements from 2004 going forward. Since the Registrant’s financial statements as originally filed reflected the accounts of Royal and its European subsidiaries, the Audit Committee has concluded that the Registrant’s financial statements from 2004 must be restated to eliminate Royal.
     III. Acquisition of Westfalenbank.
     In connection with this restatement, the Registrant also intends to respond to and resolve certain comments received from the SEC on its filing on Form 8-K/A, dated March 16, 2007, which relate to the Registrant’s acquisition of the outstanding share capital of Westfalenbank AG (the “Westfalenbank”). Specifically, the Registrant will, as part of this process, supplement the disclosures made in its 8-K/A to include additional historical financial data for the Westfalenbank, and to include additional disclosures on the financing used by the Registrant to fund the acquisition.
     The Registrant intends to prepare and file restated financial statements for the periods stated above as soon as practicable following completion of the restatement in coordination with the Audit Committee and the Registrant’s outside auditor. Based on the analysis conducted to date, the Registrant believes that the restatement will show significantly lower assets and liabilities for the Registrant for the period ended December 31, 2003, and prior to the subsequent investment in CNL. As soon as practicable thereafter, the Registrant intends to proceed towards filing of its definitive Information Statement, obtaining the requisite stockholder consents, and issuing the 12,000,000 shares to Mr. Roark as consideration for the Merger, at which time the Registrant believes that its historical financial statements will revert back to their presentation prior to the restatement.
     The Registrant’s management and its Audit Committee have discussed the matters disclosed under this Item 4.02(a) with BDO Seidman, LLP, the Registrant’s outside auditor.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial Statements of Businesses Acquired Not applicable.

(b)	Pro Forma Financial Information Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN NORTHCORP., INC.

Date: March 3, 2008	By:	/s/ Ronald E. Roark

Ronald E. Roark Chief Executive Officer

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